Exhibit 24

                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Norfolk Southern Corporation hereby severally constitute James C. Bishop, Jr., and Henry C. Wolf, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all Registration Statements on Form S-8 for the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (Registration Number 33-44188), the Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (Registration Number 33-57417), the Norfolk Southern Corporation Directors' Restricted Stock Plan (Registration Number 33-52031), the Norfolk Southern Corporation Long-Term Incentive Plan (Registration Number 33-61317), the North American Van Lines, Inc. Employee Savings Plan and Trust (Registration Number 33-556) collectively "the Registration Statements," and any and all amendments thereto, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Norfolk Southern Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below on this 22nd day of July, 1997, by the following persons in the capacities indicated.

          Signature                             Title

/s/ David R. Goode                 Chairman, President and Chief
(David R. Goode)                   Executive Officer and Director
                                   and (Principal Executive
                                   Officer)

/s/ Henry C. Wolf                  Executive Vice President-
(Henry C. Wolf)                    Finance (Principal Financial
                                   Officer)

/s/ John P. Rathbone               Vice President and Controller
                                   (Principal Accounting Officer)

/s/ Gerald L. Baliles
     (Gerald L. Baliles)                     Director

 /s/ Carroll A. Campbell, Jr.
  (Carroll A. Campbell, Jr.)                 Director

/s/ Gene R. Carter
       (Gene R. Carter)                      Director

/s/ L. E. Coleman
       (L. E. Coleman)                       Director

/s/ T. Marshall Coleman
   (T. Marshall Coleman)                     Director

/s/ Landon Hilliard
       (Landon Hilliard)                     Director

  /s/ E. B. Leisenring, Jr.
    (E. B. Leisenring, Jr.)                  Director

 /s/ Arnold B. McKinnon
     (Arnold B. McKinnon)                    Director

 /s/ Jane Margaret O'Brien
    (Jane Margaret O'Brien)                  Director

 /s/ Harold W. Pote
       (Harold W. Pote)                      Director